THIRTEENTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This THIRTEENTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of April 14, 2020, is among Lilis Energy Inc., a Nevada corporation (the “Borrower”), certain Subsidiaries of the Borrower (the “Guarantors”), BMO Harris Bank N.A. (“BMO”), as Administrative Agent for the Lenders, and the other Lenders from time to time party hereto.
Recitals
A.    WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent are parties to that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to make amendments to the Credit Agreement as set forth herein.
C.    WHEREAS, the Borrower has notified the Administrative Agent of Liens on certain Properties of the Loan Parties as of the date hereof, and such Liens would cause an Event of Default arising under Section 10.01(d) of the Credit Agreement as a result of the failure by the Borrower to observe Section 9.03 of the Credit Agreement (the “Lien Covenant”) in connection with such Liens (the “Lien Covenant Event of Default”), and the Borrower has requested that the Lenders (i) waive the Lien Covenant Event of Default and (ii) notwithstanding the Lien Covenant, consent to the existence of certain other Liens imposed by law of the type that would be permitted under clause (c) of the definition of “Excepted Liens” in the Credit Agreement but for certain actions taken, or being taken, by the Loan Parties, in each case until April 21, 2020 (collectively, the “Lien Waiver and Consent Request”).
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, which include all of the Lenders party to the Credit Agreement, agree as follows:
Section 1Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Credit Agreement.
Section 2Waiver and Consent. Subject to the occurrence of the Effective Date, the Borrower hereby requests, and the Administrative Agent and the Lenders hereby agree to, the Lien Waiver and Consent Request.
Section 3Amendments. Subject to the occurrence of the Effective Date, the following amendments to the Credit Agreement shall be made:

3.1Amendment to Section 1.02.

(a)The following definitions are hereby added to the Credit Agreement in their entirety where alphabetically appropriate, in each case, to read as follows:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include, SOFR, Compounded SOFR or Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the

LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;
(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03(b).
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines are substantially consistent with at least five currently outstanding dollar-denominated syndicated credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Early Opt-in Election” means the occurrence of:
(a)(i) a determination by the Administrative Agent or (ii) a notification by the Majority Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that syndicated credit facilities denominated in dollars being executed at such time, or that include language similar to that contained in Section 3.03(c), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(b)(i) the election by the Administrative Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election with respect to such rate has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Lenders of written notice of such election to the Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(b)The definition of “Alternate Base Rate” in the Credit Agreement is hereby amended by replacing the last two sentences thereto with the following:
If Alternate Base Rate is being used as an alternative rate of interest pursuant to Section 3.03(c)(for the avoidance of doubt, until an amendment has become effective pursuant to Section 3.03(c)(i)), then Alternate Base Rate shall be the greatest of (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
(c)The definition of “Indebtedness” in the Credit Agreement is hereby amended by replacing the reference to “April 14, 2020” with “April 21, 2020”.

3.2Amendment to Article I. Article I of the Credit Agreement is hereby amended by inserting the following new Section 1.09:

Section 1.09    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate”, “LIBO Screen Rate” or “Adjusted LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
3.3Amendment to Section 3.03(c). Section 3.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders; provided that, with respect to any proposed amendment containing a SOFR-Based Rate, the Majority Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03(c) will occur prior to the Benchmark Transition Start Date.
(ii)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(iv)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any

Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the Adjusted LIBO Rate will not be used in any determination of the Alternate Base Rate.
3.4Amendment to Section 3.04(c)(ii)(B)(1). Section 3.04(c)(ii)(B)(1) of the Credit Agreement is hereby amended by replacing each reference to “April 14, 2020” with “April 21, 2020”.

3.5Amendment to Section 8.01(n)(ii)(B). The parenthetical in Section 8.01(n)(ii)(B) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(including (1) cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and (2) disbursements for the Borrower and its Restricted Subsidiaries, including, for the avoidance of doubt, management compensation disbursements)
3.6Amendment to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended by inserting the following new clause (c) immediately after the presently existing clause (b):

(c)    Variances. The Borrower will not permit, during any Variance Period, the actual aggregate cash expenses and disbursements of the Borrower and the other Loan Parties during such Variance Period to be more than one-hundred-and-ten percent (110%) of the projected aggregate cash expenses and disbursements for such Variance Period, as set forth in the then applicable Budget.
3.7Amendment to 12.02(c). Section 12.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)    Notwithstanding anything to the contrary contained in the Loan Documents, (A) in the case of clauses (i) through (iv), the Administrative Agent and the Borrower or (B) in the case of clause (v), the Administrative Agent, in each case may amend, modify or supplement any Loan Document without the consent of any Lender in order to (i) correct, amend, cure or resolve any ambiguity, omission, defect, typographical error, inconsistency or other manifest error therein, (ii) add a guarantor or collateral or otherwise enhance the rights and benefits of the Lenders, (iii) make administrative or operational changes not adverse to any Lender, (iv) adhere to any local Governmental Requirement or advice of local counsel not adverse to any Lender or (v) implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(c) in accordance with the terms of Section 3.03(c).
Section 4Conditions Precedent to Effective Date. This Agreement shall become effective on the date (such date, the “Effective Date”) when each of the following conditions is satisfied (or waived) in accordance with the terms herein:

4.1The Administrative Agent and the Lenders, shall have received reimbursement or payment of all reasonable and documented out-of-pocket expenses (if any) required to be reimbursed or paid by the Borrower under Section 12.03 of the Credit Agreement (including, the fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent and other advisors to the Administrative Agent in accordance therewith (if any)).

4.2The Administrative Agent shall have received from the Borrower, each Guarantor, and each Lender, counterparts of this Agreement signed on behalf of such Persons.

4.3The Administrative Agent shall have received an updated Budget in compliance with the requirements set forth in Section 8.01(n) of the Credit Agreement (giving effect to the amendments to such section occurring on the Effective Date) covering the 13-week period following the Effective Date, in form and substance reasonably acceptable to the Administrative Agent .

4.4As of the Effective Date, after giving effect to this Agreement, (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.

Each party hereto hereby authorizes and directs the Administrative Agent to declare the this Agreement to be effective (and the Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5Miscellaneous.

5.1Limitation of Waivers. The consents, waivers, amendments and agreements contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist (other than, for the avoidance of doubt, with respect to the Lien Covenant) or which may occur in the future under the Credit Agreement or any other Loan Document, or any future defaults of the same provision waived hereunder (collectively, “Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Violations, (b) except as set forth herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.

5.2Confirmation. The provisions of the Credit Agreement shall remain in full force and effect following the Effective Date.

5.3Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower (a) acknowledges the terms of this Agreement, (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranteed Liabilities) and agrees that each Loan Document remains in full force and effect as expressly amended hereby, (c) certifies to the Lenders, on the Effective Date, as applicable, that, after giving effect to this Agreement and the amendments and transactions occurring on the Effective Date, (i) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct) as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing, (d)

acknowledges that it is a party to certain Security Instruments securing the Secured Obligations and agrees that according to their terms the Security Instruments to which it is a party will continue in full force and effect to secure the Secured Obligations under the Loan Documents, as the same may be amended, supplemented or otherwise modified, and (e) hereby authorizes and directs any Secured Party which is a deposit bank at which accounts of any Loan Party are held to deliver to the Administrative Agent a report reflecting the balances of such accounts of the Loan Parties, as may be requested by the Administrative Agent.

5.4Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed a signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

5.5No Oral Agreement. This Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreement and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.7Payment of Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.03 of the Credit Agreement. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

5.8Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.9Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 12.04 of the Credit Agreement.

5.10Loan Documents. This Agreement is a Loan Document.

5.11GENERAL RELEASE.

a.AS PART OF THE CONSIDERATION FOR THE LENDERS’ AND THE ADMINISTRATIVE AGENT’S EXECUTION OF THIS AGREEMENT, EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY FOREVER, FULLY, UNCONDITIONALLY, AND IRREVOCABLY RELEASES, WAIVES, AND FOREVER DISCHARGES THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH OF THEIR SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS AND OTHER PROFESSIONALS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEBTS, DEMANDS, CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY OR OTHERWISE), DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, DEFENSES, COUNTERCLAIMS, SETOFFS, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, FIXED OR CONTINGENT, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH, RESULTING FROM OR RELATED TO ANY ACT OR OMISSION UNDER ANY LOAN DOCUMENT BY ANY LENDER OR THE ADMINISTRATIVE AGENT OR ANY OTHER RELEASEE PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “CLAIMS”); PROVIDED THAT THE FOREGOING SHALL NOT RELEASE CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. EACH LOAN PARTY FURTHER AGREES THAT IT SHALL NOT COMMENCE, INSTITUTE, OR PROSECUTE ANY LAWSUIT, ACTION OR OTHER PROCEEDING, WHETHER JUDICIAL, ADMINISTRATIVE OR OTHERWISE, TO COLLECT OR ENFORCE ANY CLAIM EXCEPT THAT NO LOAN PARTY SHALL HAVE ANY OBLIGATION HEREUNDER WITH RESPECT TO ANY CLAIM RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. FURTHERMORE, EACH OF THE RELEASING PARTIES HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY COVENANTS AND AGREES WITH AND IN FAVOR OF EACH RELEASEE THAT IT WILL NOT SUE (AT LAW, IN EQUITY, IN ANY REGULATORY PROCEEDING OR OTHERWISE) ANY RELEASEE ON THE BASIS OF ANY CLAIM RELEASED AND/OR DISCHARGED BY THE RELEASING PARTIES PURSUANT TO THIS SECTION 5.11. IN ENTERING INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HAS CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY THEREOF.

b.THE PROVISIONS OF THIS SECTION 5.11 SHALL SURVIVE AND REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OR PREPAYMENT OF ANY OF THE LOANS, OR THE TERMINATION OF THE CREDIT AGREEMENT, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF.

c.EACH RELEASING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE RELEASE SET FORTH ABOVE MAY BE PLEADED AS A FULL AND COMPLETE DEFENSE AND MAY BE USED AS A BASIS FOR AN INJUNCTION AGAINST ANY ACTION, SUIT OR OTHER PROCEEDING WHICH MAY BE INSTITUTED, PROSECUTED OR ATTEMPTED IN BREACH OF THE PROVISIONS OF SUCH RELEASE.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Effective Date.

BORROWER:	LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer
GUARANTORS:	BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
IMPETRO OPERATING LLC
LILIS OPERATING COMPANY, LLC
IMPETRO RESOURCES, LLC

Each By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer

Thirteenth Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent, and a Lender

By:        /s/ Melissa Guzmann
Name:    Melissa Guzmann
Title:    Director

Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDERS:	TRUIST BANK, as successor in Merger to SUNTRUST BANK, as a Lender

By:     /s/ William S. Krueger
Name:    William S. Krueger
Title:    Senior Vice President

Thirteenth Amendment to Second Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Michael P. Robinson
Name:    Michael P. Robinson
Title:    Vice President

Thirteenth Amendment to Second Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By: /s/ Megan Kane
Name:    Megan Kane
Title:    Authorized Signatory

By: /s/ Didier Siffer
Name:    Didier Siffer
Title:    Authorized Signatory

Thirteenth Amendment to Second Amended and Restated Credit Agreement